UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 26, 2008

PARKS! AMERICA, INC.

(Exact name of registrant as specified in charter)

Nevada	333-127199	91-0626756
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

3420 Ocean Park Boulevard, Suite 3000, Santa Monica, CA 90405

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 450-9100

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 26, 2008, management of Parks! America, Inc. (the “Company”) concluded that its financial statements for the years ended December 31, 2007 and 2006, which are included in its Form 10-KSB for the years ended December 31, 2007 and 2006, did not properly account for the sale of the Crossroads Convenience Center and were deficient in various footnote disclosures required in accordance with United States Generally Accepted Accounting Principles, and, as a result, cannot be relied upon.  Accordingly, the Company intends to restate its financial statements for the years ended December 31, 2007 and 2006 in order to correct such errors.

Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with its former independent registered public accounting firm, Madsen & Associates, CPA’s Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKS AMERICA!, INC.

Date: September 30, 2008

By: /s/ Richard W. Jackson

Name: Richard W. Jackson

Chief Financial Officer

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